UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 10, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure

Letter to Shareholders from Patrick M. Byrne, President, CEO, and Founder

Dear Owners,

In March I disclosed that this year I would be selling stock to fund sidecar investments with the company. As was disclosed in SEC filings today, I have sold roughly 10% of my Overstock.com stock holdings. You should not be alarmed, for six reasons:

1)
Within a matter of days, I will reinvest most of this money into two co-investments with Overstock and Medici Ventures (thus I am eating a double dose of my own cooking, as months ago I promised you I would).

2)	You will soon see me honor several professors from my distant past who should not be asked to wait any longer.

3)	I have to pay Uncle Sam his cut. Remember, I didn’t build this. Washington built this.

4)
I feel very encouraged by the speed of improvements in our retail business (which also makes me comfortable taking this moment to sell). I also think the Medici Ventures business model is playing out beautifully, and we are getting to park your capital in some of the most exciting blockchain innovations in the world, coupled with the tech and corporate support that is making Medici Ventures a sought-after capital partner.

5)
As was announced six months ago, I needed to sell stock during this quarter to meet such other obligations.  I am disappointed that I when the deadline arrived for my sales this quarter, the stock had dropped (I sadly note that over the last 180 days the correlation between OSTK’s and Bitcoin’s daily movements has been 85.5%, and again warn people: we don’t have significant holdings of Bitcoin).

6)
In the 18 years I’ve worked here, I have only ever sold a tiny sliver of my stock before (and that was 10 years ago, in the midst of my Mitzvah with Wall Street, when I wanted to test the system). Most of these 18 years I did not draw a salary (and for the last several, have drawn $100,000 so as to avoid being one of those schmucks who does not draw a salary).

So, I’ve cashed in 1/10 of my chips (most of it, to reinvest next to you). Don’t worry, I’m still in the game, and we’re going to bring this House to its knees.

I look forward to our next meeting. Until then, I remain,

Your humble servant,
Patrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	September 10, 2018